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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OPTEUM INC.

The undersigned appoints Jeffrey J. Zimmer and Robert E. Cauley, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of Class A Common Stock, Class B Common Stock, and Class A Redeemable Preferred Stock, as applicable, of Opteum Inc. held of record by the undersigned at the close of business on February 21, 2006 at the 2006 Annual Meeting of Stockholders of Opteum Inc. to be held on April 6, 2006 or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

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PROXY	Please mark
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITATED ON BEHALF OF THE BOARD OF DIRECTORS.	your votes like this	☒

WITHHOLD
	FOR	AUTHORITY		FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS:	☐	☐	2. Conversion of 1,223,208 shares of Class A Redeemable Preferred Stock into 1,223,208 shares of Class A Common Stock and the authorization	☐	☐	☐
(To withhold authority to vote for any individual nominee, mark “FOR” but strike a line through the nominee’s name below)			of the issuance of shares of Class A Common Stock in lieu of shares of Class B Redeemable Preferred Stock

MAUREEN A. HENDRICKS JASON KAPLAN PETER R. NORDEN JEFFREY J. ZIMMER			3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date

Title	Title

NOTE:  Please sign exactly as name appears hereon.  When shares are held by joint owners, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in the partnership name by authorized person.